EXHIBIT 10.1
                           RESTRICTED STOCK AGREEMENT

      This Agreement is entered into by and between BILLING CONCEPTS CORP., a Delaware corporation (the "Company"), and PARRIS H. HOLMES, JR., ("Holmes") and sets forth the terms and conditions upon which the Company grants to Holmes restricted stock of Princeton eCom Corporation ("Princeton") owned by the Company.

      1.    DEFINITIONS.

            (A) "Cause" shall, in the context of the removal of Holmes as an employee of the Company, have the meaning given in Section 4.3 of that Amended and Restated Employment Agreement dated January 25, 1999 by and between Holmes and the Company.

            (B) "Change of Control" shall have the meaning given in Section 4.6 of that Amended and Restate Employment Agreement dated January 25, 1999 by and between Holmes and the Company.

            (C) "Restricted Period" shall mean the period designed by the Board of Directors of the Company during which Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered.

            (D) "Restricted Stock" shall mean those shares of common stock of Princeton, par value $.01, issued pursuant to this Agreement that are still subject to the Restricted Period.

            (E) "Retained Distributions" shall mean any securities or other property (other than cash dividends) distributed by Princeton or otherwise received by Holmes in respect of the Restricted Stock during the Restricted Period.

      2. GRANT OF RESTRICTED STOCK. In consideration of the efforts of Holmes in connection with the Company's investment in Princeton and other good and valuable consideration, the Company has granted to Holmes 400,000 shares of Restricted Stock, in accordance with the terms of this Agreement.

      3. GRANT DATE. The grant date with respect to the Restricted Stock shall be the date of the execution hereof.

      4. RESTRICTED PERIOD. The Restricted Stock is subject to forfeiture and restriction from transfer in accordance with the terms and conditions of this Agreement. Except as otherwise provided in this Agreement, and for so long as Holmes is an Employee of the Company, the Restricted Period and all restrictions on the Restricted Stock covered hereby and any Retained Distributions with respect thereto shall expire with respect to the Restricted Stock and all rights thereto shall vest on the last day of the thirty-sixth (36th) month following the Grant Date, unless sooner terminated as set forth herein, so that all of the shares of Restricted Stock

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covered hereby and any Retained Distributions with respect thereto shall be free of all restrictions on April 30, 2003.

      5. FORFEITURE. In the event Holmes voluntarily resigns or is removed as an Employee of the Company for "Cause," Holmes will forfeit and will not be entitled to receive the unvested shares of Restricted Stock covered hereby and any Retained Distributions with respect thereto subsequent to the date of such termination.

      6. ACCELERATION OF VESTING. Upon the death or permanent disability of Holmes, termination without "Cause," Change of Control of Princeton or effectiveness of an initial public offering filed by Princeton, all restrictions imposed on Holmes's Restricted Stock and any Retained distributions shall automatically terminate and lapse.

      7. VOTING RIGHTS. The Company shall retain voting rights on all unvested shares of the Restricted Stock, and Holmes shall have the right to vote only vested shares of the Restricted Stock.

      8. LIMITATION OF RIGHTS OF HOLMES. Holmes shall have no rights with respect to the Restricted Stock not expressly conferred by this Agreement.

      9. SUCCESSORS. This Agreement shall be binding upon any successors of the Company and the heirs, successors, legal representatives and other persons claiming by, through or under Holmes.

      Effective April 5, 2000.



BILLING CONCEPTS CORP.

COMPENSATION COMMITTEE:




/s/ THOMAS G. LOEFFLER                    /s/ PARRIS H. HOLMES, JR.
    Thomas G. Loeffler                        Parris H. Holmes, JR.


/s/ WILLIAM H. CUNNINGHAM
    William H. Cunningham

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